PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-295050

4,208,711 Shares of Common Stock

Cingulate Inc.

This prospectus relates to the offer and resale, from time to time, by the selling stockholders identified in this prospectus (the “selling stockholders”), or their permitted transferees, of up to 4,208,711 shares of our common stock, par value $0.0001 per share (the “common stock”) issued in a private placement (the “Private Placement) pursuant to a securities purchase agreement with the selling stockholders dated January 27, 2026 (the “Purchase Agreement”), consisting of (i) 2,147,472 shares of common stock (ii) 191,824 shares of common stock issued upon conversion of the Series A convertible preferred stock (the “Preferred Stock”); and (iii) 1,869,415 shares of common stock issuable upon exercise of a warrant , in each case as further described below under “Description of the Transaction”.

The selling stockholders are identified in the table on page 9. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we will receive the proceeds from any exercise of the warrant if the holders do not exercise the warrant on a cashless basis. See “Use of Proceeds.”

The selling stockholders may sell all or a portion of the shares of common stock from time to time in market transactions through any market on which our shares of common stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. We will pay the expenses incurred in registering the resale of the shares of common stock, including legal and accounting fees. See “Plan of Distribution” beginning on page 15 for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus.

Our common stock and warrants are listed on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbols “CING” and “CINGW,” respectively. The last reported sale price of our common stock on Nasdaq on April 27, 2026 was $5.01 per share. The last reported sale price of our warrants on Nasdaq on April 27, 2026 was $0.028 per warrant.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2026.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the selling stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the selling stockholders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider before making your investment decision. Before investing in our securities, you should carefully read this entire prospectus and the documents incorporated by reference herein, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. If any of the risks materialize, our business, financial condition, operating results, and prospects could be materially and adversely affected. In that event, the price of our securities could decline, and you could lose part or all of your investment.

Overview

We are a biopharmaceutical company using our proprietary Precision Timed ReleaseTM (PTRTM) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of Attention Deficit/Hyperactivity Disorder (“ADHD”) and anxiety, we are identifying and evaluating additional therapeutic areas where our PTR technology may be employed to develop future product candidates. Our PTR platform incorporates a proprietary Erosion Barrier Layer designed to allow for the release of drug substance at specific, pre-defined time intervals, unlocking the potential for once-daily, multi-dose tablets.

We are targeting the ADHD treatment market with an estimated US market size of approximately 100 million annual prescriptions of stimulants, as of September 2025. Furthermore, the average branded long-acting stimulant WAC is $495/Rx as of April 2025. Stimulants are historically the most commonly prescribed class of medications for ADHD and accounted for approximately 90% of all ADHD medication prescriptions in the United States. By contrast, non-stimulant medications are typically employed only in the second-line or adjunctive therapy setting. Extended-release, or long-acting, dosage forms of stimulant medications are most frequently deployed as the first-line treatment for ADHD. Source: IQVIA, National Prescription Audit (NPA MAT Oct 2025. Most of these extended-release dosage forms are approved for once-daily dosing in the morning and were designed to eliminate the need for re-dosing during the day. However, with the current ‘once-daily’ extended-release dosage forms, most patients still receive a second or “booster” dose for administration later in the day (typically in the early afternoon) to achieve active-day coverage and suffer from a multitude of unwanted side effects as a result. We believe there is a significant, unmet need within the current treatment paradigm for true once-daily ADHD stimulant medications with lasting duration to better serve the needs of patients throughout the entire active-day.

Our two proprietary, first-line stimulant medications: CTx-1301 (dexmethylphenidate) and CTx-1302 (dextroamphetamine), are being developed for the treatment of ADHD across all three patient segments: children (ages 6 -12), adolescents (ages 13-17), and adults (ages 18+). Both CTx-1301 and CTx-1302 are designed to address the key shortcomings of currently approved stimulant therapies by: providing a near immediate onset of action (within 30 minutes); offering entire ‘active-day’ duration; eliminating the need for ‘booster/recovery’ doses of additional stimulant medications; minimizing or eliminating the rebound/crash symptoms associated with early medication ‘wear-off;’ and providing favorable tolerability with a controlled descent of drug blood levels. Furthermore, by eliminating the ‘booster’ dose, we believe our product candidates will provide important societal and economic benefits: reducing the abuse and diversion associated with short-acting stimulant medications; allowing physicians to prescribe one medication versus two; allowing patients to pay for one medication versus two; and allowing payers to reimburse one medication versus two.

We have also embarked on a program to develop CTx-2103 (buspirone), for the treatment of anxiety, which is one of the most common mental health concerns in the United States. In 2020, United States sales of buspirone in various forms accounted for over $2 billion of sales in the $5.2 billion anxiety market. CTx-2103 is being designed as a novel, extended-release tablet of buspirone that incorporates our proprietary PTR™ drug delivery platform. Buspirone, an azapirone derivative and a 5-HT1A partial agonist, was the first nonbenzodiazepine anxiolytic introduced for the treatment of generalized anxiety disorder. Buspirone may exhibit a decreased side-effect profile compared to other anxiolytic treatments. Unlike benzodiazepines and barbiturates, there is no associated risk of physical dependence or withdrawal with buspirone use due to the lack of effects on gamma-aminobutyric acid receptors. Furthermore, buspirone is not regulated as a controlled substance by DEA or under the Controlled Substances Act of 1970.

Private Placement

On January 27, 2026, we entered into the Purchase Agreement with the selling stockholders for the private placement of: (i) 2,147,472 shares of common stock, , (ii) 954 shares of Preferred Stock with a stated value of $1,000 (the “Stated Value”) and a conversion price equal to a $5.04 per share of common stock, and (iii) a warrant to purchase 1,869,415 shares of common stock (the “Warrant Shares”) for aggregate gross proceeds of approximately $12.0 million, at a price per share of $5.14 per share of common stock (including $0.10 per Warrant Share).

On January 28, 2026, we filed the Certificate of Designation of Preferences, Rights and Limitations for the Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The closing of the Private Placement occurred on February 6 and 13, 2026.

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At a special meeting of stockholders that occurred on March 24, 2026, our stockholders approved the issuance of common stock upon conversion of the Preferred Stock and the exercise of the warrant. Upon stockholder approval (i) the outstanding shares of Preferred Stock, without any further action by us or the holder, automatically converted into 191,824 shares of common stock (determined by dividing the Stated Value plus all unpaid accrued and accumulated preferential dividends on such share by the $5.04 conversion price) and (ii) the warrant became exercisable.

The independent members of our board of directors reviewed the terms of the Private Placement, including the participation of certain of our officers, directors and other affiliates, and determined that the Private Placement was in our best interest and the best interests of our stockholders.

Corporate Information

Cingulate Inc. is a Delaware corporation that was formed in May 2021 to serve as a holding company. CTx is a Delaware limited liability company that was formed in November 2012. In connection with the consummation of our initial public offering (“IPO”), on September 29, 2021, Cingulate Inc. acquired CTx through the merger of a wholly-owned acquisition subsidiary of Cingulate Inc. with and into CTx (the “Reorganization Merger”). As a result of the Reorganization Merger, CTx became a wholly-owned subsidiary of Cingulate Inc. Unless otherwise stated or the context otherwise requires, all information in this prospectus reflects the consummation of the Reorganization Merger and the IPO.

Our primary executive offices are located at 1901 West 47th Place, Kansas City, Kansas 66205 and our telephone number is (913) 942-2300. Our website address is www.cingulate.com. The information contained on, or that can be accessed through, our website is not part of this prospectus and should not be considered as part of this prospectus or in deciding whether to purchase our securities.

Cingulate, PTR, Cingulate Therapeutics and our logo are some of our trademarks used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus;
●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of exemptions for up to five years or such earlier time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. We would cease to be an emerging growth company upon the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenue, (2) December 31, 2026, (3) the date we are deemed to be a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (4) the date on which we have during the previous three-year period issued more than $1.0 billion in non-convertible debt securities.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to avail ourselves of this exemption and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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THE OFFERING

Shares of our common stock offered by the selling stockholders	Up to 4,208,711 shares of common stock, consisting of (i) 2,147,472 shares of common stock, (ii) 191,824 shares of common stock issued to a selling stockholder upon conversion of the Preferred Stock; and (iii) 1,869,415 shares of common stock issuable upon exercise of the warrant.

Use of Proceeds

We will receive no proceeds from the sale of shares of our common stock by the selling stockholders pursuant to this prospectus. We will receive proceeds from the exercise of the warrant and issuance of the underlying Warrant Shares to the extent that the warrant is exercised for cash. The warrant is exercisable on a cashless basis prior to the registration statement of which this prospectus is a part being declared effective. If the warrant is exercised for cash in full, the proceeds would be approximately $9.4 million. Any proceeds that we receive from the exercise of the warrant will be used to obtain regulatory approval and on development, manufacturing and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts. See “Use of Proceeds.”

Nasdaq Capital Markets Symbols	Our common stock and warrants are listed on Nasdaq under the symbols “CING” and “CINGW,” respectively.

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 5, and the other information included and incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of common stock offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline, and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our common stock, and you could lose all or part of your investment.

The sale of a substantial amount of our shares of common stock including resale of the shares being registered hereunder in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale 4,208,711 shares of common stock. Sales of substantial amounts of shares of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock, and the market value of our other securities. We cannot predict if and when selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	our ability to maintain compliance with the continued listing requirements of Nasdaq ;

●	our ability to obtain approval for CTx-1301 and the timing of any such approval;

●	our lack of operating history and need for additional capital;

●	our plans to develop and commercialize our product candidates;

●	the timing of our planned clinical trials for our product candidates;

●	the timing of our New Drug Application submissions for our product candidates;

●	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

●	the clinical utility of our product candidates;

●	our commercialization, marketing and manufacturing capabilities and strategy;

●	our ability to identify strategic partnerships;

●	our expected use of cash;

●	our competitive position and projections relating to our competitors or our industry;

●	our ability to identify, recruit, and retain key personnel;

●	the impact of laws and regulations;

●	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives; and

●	our estimates regarding future revenue and expenses.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus and the documents we incorporate by reference for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents we incorporate by reference will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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THE FALCON CREEK TRANSACTION

On January 27, 2026, we entered into the Purchase Agreement with the selling stockholders for the private placement of 4,208,711 shares of common stock consisting of: (i) 2,147,472 shares of common stock, (ii) 191,824 shares of common stock issued upon the conversion of the 954 shares of the Preferred Stock and (iii) a warrant to purchase 1,869,415 Warrant Shares. The shares of common stock, the shares of Preferred Stock, and the Warrant Shares are referred to collectively as the Securities. The aggregate gross proceeds from the Private Placement of the Securities was approximately $12.0 million, at a price per share of $5.14 per share of common stock (including $0.10 per Warrant Share). The Preferred Stock had a stated value of $1,000 per share.

On January 28, 2026, we filed the Certificate of Designation with the Secretary of State of the State of Delaware. The closing of the Private Placement occurred on February 6 and 13, 2026.

At a special meeting of stockholders that occurred on March 24, 2026, our stockholders approved the issuance of common stock upon conversion of the Preferred Stock and the exercise of the warrant. Upon stockholder approval (i) the outstanding shares of Preferred Stock, without any further action by us or the holder, automatically converted into 191,824 shares of common stock (determined by dividing the Stated Value plus all unpaid accrued and accumulated preferential dividends on such share by the $5.04 conversion price) and (ii) the warrant became exercisable.

The Purchase Agreement provides that Falcon Creek Capital Advisor LLC (“Falcon Creek”), on behalf of the lead investor in the Private Placement that it manages, has the right to designate up to two (2) directors (each a “Falcon Creek Director”) to serve on our board of directors; provided, that (1) one Falcon Creek Director shall be required to resign from our board of directors if the lead investor no longer beneficially owns at least 15% of our outstanding common stock and (2) the remaining Falcon Creek Director shall be required to resign from our board of directors if the lead investor no longer beneficially owns at least 5% of our outstanding common stock. On February 13, 2026, Jeff Hargroves, the first Falcon Creek Director, was appointed as a member of our board of directors. On March 27, 2026, following stockholder approval at the special meeting, Zhanpeng “Frederick” Jiang, the second Falcon Creek Director was appointed as a member of our board of directors.

Except as provided in the Purchase Agreement, during the period commencing on and including the date of the Purchase Agreement and continuing through and including the 180th day following the date of the Purchase Agreement (such period being referred to as the “Lock-up Period”), the selling stockholders will not, without the Company’s prior written consent, sell, offer to sell, contract to sell or lend any of the Securities. The Purchase Agreement also provides that during the Lock-up Period, the purchasers will not (i) effect any short sale, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” of any Securities; (ii) pledge, hypothecate or grant any security interest in any Securities; (iii) in any other way transfer or dispose of any Securities; (iv) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (v) grant any proxies or powers of attorney with respect to any Securities, deposit any Securities into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any Securities; or (vi) publicly announce the intention to do any of the foregoing.

The Purchase Agreement also includes a standstill provision for a period of twenty-four (24) months following the last closing date, whereby each purchaser has agreed that, without our prior written consent, the purchaser will not: (i) acquire, offer to acquire, or agree to acquire any of our securities if such acquisition would result in the purchaser and its affiliates beneficially owning more than 40% of our outstanding common stock on an as-converted basis; (ii) make, or in any way participate in, any solicitation of proxies or consents with respect to any of our securities; or (iii) propose or participate in any merger, tender offer, business combination, recapitalization, or similar transaction involving us.

The independent members of our board of directors reviewed the terms of the Private Placement, including the participation of certain of our officers, directors and other affiliates, and determined that the Private Placement is in our best interest and the best interests of our stockholders.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will receive no proceeds from the sale of shares of common stock by the selling stockholders in this offering. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholder will sell its shares of common stock as described under “Plan of Distribution.”

We will receive proceeds from the exercise of the warrant and issuance of the underlying Warrant Shares to the extent that the warrant is exercised for cash. The warrant is exercisable on a cashless basis prior to the registration statement of which this prospectus is a part being declared effective. If the warrant is exercised for cash in full, the proceeds would be approximately $9.4 million.

We intend to use the net proceeds of such warrant exercises, if any, to be used to obtain regulatory approval and on development, manufacturing and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes, including investing further in research and development efforts. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our product candidates and our business, technological advances and the competitive environment for our product candidates. Accordingly, our management will have broad discretion in the application of the net proceeds. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, although we have no present commitments or agreements to do so. We may use the proceeds for purposes that are not contemplated at the time of this offering. Pending use of the net proceeds as described above, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholders, or their permitted transferees, under this prospectus are the shares of common stock issued to the selling stockholders in the Private Placement, including upon conversion of the Preferred Stock, and the shares of common stock underlying the warrant issued to the selling stockholders in the Private Placement. For additional information regarding the issuances of the shares of common stock, see “Description of the Transaction” above.

We are registering the shares of common stock in order to permit the selling stockholders, or their permitted transferees, to offer the shares for resale from time to time. The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, including its ownership of the shares of common stock, as of April 10, 2026.

The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

Name of Selling Stockholder(1)	Number of Shares of Common Stock Owned Prior to Offering(2)		Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(2)(3)
	Number	Percent		Number	Percent
Falcon Creek Capital Advisor LLC(4)	3,856,766	28.22%	3,856,766	0	*
Shane J. Schaffer, Pharm.D(5)	151,479	1.22%	12,256	139,223	1.12%
Jennifer L. Callahan(6)	64,741	*	8,755	55,986	*
Matthew Brams(7)	42,210	*	3,502	38,708	*
Peter J. Werth(8)	134,843	1.10%	35,019	99,824	*
Jeff Hargroves(9)	175,324	1.42%	175,097	227	*
Nick Myslinski(10)	24,978	*	5,253	19,725	*
Michael Cattaneo(11)	12,729	*	3,502	9,227	*
Larry J Schaffer Family Trust(12)	110,759	*	105,059	5,700	*
Pathlight Investments(13)	3,502	*	3,502	0	*

*	Denotes less than 1%.

(1) Unless noted otherwise, the address of all listed stockholders is 1901 W. 47th Place, Kansas City, KS 66205. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

(2) We have determined beneficial ownership in accordance with Rule 13d-3 under the Exchange Act, which is generally determined by voting power and/or dispositive power with respect to securities. Percentage ownership is based on 12,250,564 shares of common stock issued and outstanding as of April 10, 2026, plus any shares issuable upon exercise of options or warrants that are exercisable within 60 days of April 10, 2026 held by such person.

(3) Assumes the sale of all shares of our common stock registered for resale by the selling stockholder pursuant to the registration statement that includes this prospectus, although the selling stockholder is under no obligation known to us to exercise the warrants acquired in the Private Placement or sell any shares of common stock at any particular time.

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(4) Represents shares of our common stock beneficially owned by Falcon Creek Capital Advisor LLC (“Falcon Creek”), as advisor for Falcon Creek Technology Fund I, LP and Ginkgo Capital Global Fund SPC – Xtalpi AI Fund SP, who purchased our equity securities in the Private Placement. Falcon Creek filed a Schedule 13D/A on March 26, 2026 that indicated sole voting power or sole dispositive power over 0 shares and shared voting power and shared dispositive power over 3,856,766 shares. The Schedule 13D/A lists Falcon Creek’s address as 21 Strathmore Road, Natick, MA 01760. Includes 1,712,996 Warrant Shares. Does not include (i) 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of April 10, 2026 and that were issued to Frederick Jiang, Managing Partner of Falcon Creek, upon his appointment as the second Falcon Creek Director or (ii) 1,780 shares of common stock owned by Mr. Jiang.

(5) Includes (i) 5,742 shares of our common stock issuable upon exercise of warrants that are currently exercisable, including 5,447 Warrant Shares, (ii) 131,486 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2026, and (iii) 10,175 shares of our common stock held by Fountainhead Shrugged, LLC. Dr. Schaffer is the manager of Fountainhead Shrugged, LLC and has voting and investment power over the securities held by Fountainhead Shrugged, LLC. Does not include 189,058 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of April 10, 2026.

(6) Includes (i) 3,979 shares of our common stock issuable upon exercise of warrants that are currently exercisable, including 3,891 Warrant Shares and (ii) 46,801 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2026. Does not include 60,379 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of April 10, 2026.

(7) Includes (i) 1,556 Warrant Shares and (ii) 32,497 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2026. Does not include 49,216 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of April 10, 2026.

(8) Includes (i) 15,599 shares of our common stock issuable upon exercise of warrants that are currently exercisable, including 15,564 Warrant Shares, (ii) 1,703 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 10, 2026, and (iii) 117,449 shares of our common stock held by Werth Family Investment Associates LLC (“WFIA”). Mr. Werth is the manager of WFIA and has voting and investment power over the securities held by WFIA. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of April 10, 2026.

(9) Includes (i) 77,856 Warrant Shares and (ii) 97,468 shares of our common stock held by Hargroves Family Investments, LLC (“HFI”). Mr. Hargroves is the manager of HFI and has voting and investment power over the securities held by HFI. Does not include 15,000 shares of our common stock issuable upon the exercise of stock options that are not exercisable within 60 days of April 10, 2026.

(10) Includes (i) 2,335 Warrant Shares and (ii) 9,212 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of April 10, 2026.

(11) Includes (i) 1,556 Warrant Shares and (ii) 8,466 shares of our common stock issuable upon exercise of stock options that are exercisable within 60 days of April 10, 2026.

(12) Includes 46,693 Warrant Shares.

(13) Includes 1,556 Warrant Shares.

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DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our securities. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized Capitalization

We have 250,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 240,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share.

As of April 10, 2026 there were 12,250,564 shares of common stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

Warrants

The following summary of certain terms and provisions of our Common Stock Purchase Warrants (“Warrants”) issued on December 10, 2021 in connection with our initial public offering is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant Agent Agreement and form of Warrant which are filed as exhibits to this annual report of which this Exhibit 4.5 is a part. We encourage you to review the terms and provisions set forth in the Warrant Agent Agreement and form of Warrant. The Warrants are administered by Computershare Trust Company, N.A., as warrant agent.

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Exercisability

The Warrants were exercisable immediately upon issuance and expire December 10, 2026. The Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us and the warrant agent a duly executed exercise notice accompanied by payment in full for the number of common stock purchased upon such exercise. If a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”) the issuance of the shares of common stock underlying the Warrants is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrant. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates and any persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The exercise price per share of common stock purchasable upon exercise of the Warrants is equal to $1,440 and is subject to adjustments for stock splits or combinations, stock dividends and distributions, reclassifications, subdivisions, and other similar transactions. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Fundamental Transaction

If, at any time while the Warrants are outstanding, (1) we consolidate or merge with or into another corporation whether or not the Company is the surviving corporation, (2) we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) (3) any purchase offer, tender offer or exchange offer (whether by us or another individual or entity) is completed pursuant to which holders of the ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of the ordinary shares, (4) we consummate a securities purchase agreement or other business combination with another person or entity whereby such other person or entity acquires at least 50% of the outstanding ordinary shares, (5) we effect any reclassification or recapitalization of the ordinary shares or any compulsory exchange pursuant to which the ordinary shares are converted into or exchanged for other securities, cash or property, or each, a “Fundamental Transaction,” then upon any subsequent exercise of the Warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ordinary shares then issuable upon exercise of those Warrants, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the to the warrant agent, together with the appropriate instruments of transfer.

Warrant Agent and Listing

The Warrants were issued in registered form under the Warrant Agent Agreement between us and the warrant agent. The Warrants are listed on Nasdaq under the symbol “CINGW.” The Warrants are represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Rights as a Stockholder

Except as otherwise provided in the Warrant Agent Agreement or by virtue of such holder’s ownership of common stock, holders of the Warrants do not have rights or privileges of holders of common stock, including any voting rights, until a holder exercises a Warrant.

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Governing Law

The Warrants and the Warrant Agent Agreement are governed by New York law.

As of March 13, 2026 there were Warrants to purchase 19,965 shares of common stock outstanding.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our Bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws, to become effective upon completion of the offering, provide for:

●	classifying our board of directors into three classes;

●	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

●	limiting the removal of directors by the stockholders;

●	requiring a supermajority vote of stockholders to amend our Bylaws or certain provisions our Certificate of Incorporation;

●	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

●	eliminating the ability of stockholders to call a special meeting of stockholders;

●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings; and

●	establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us.

Potential Effects of Authorized but Unissued Stock

Pursuant to our Certificate of Incorporation, we have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, our board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our Certificate of Incorporation. The purpose of authorizing our board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of the DGCL, our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act.

We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent

The transfer agent of our common stock is Computershare Trust Company, N.A.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may, subject to our Insider Trading Policy, use any one or more of the following methods when disposing of shares or interests therein:

● distributions to members, partners, stockholders or other equityholders of the selling stockholders;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

● through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

● broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

The selling stockholders may, subject to our Insider Trading Policy, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may, subject to our Insider Trading Policy, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also, subject to our Insider Trading Policy, sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also, subject to our Insider Trading Policy, enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrant by payment of cash, however, we will receive the exercise price of the Warrant.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock included in this prospectus by the selling stockholders. We estimate that the total expenses for the offering will be approximately $25,000. We have agreed to indemnify the selling stockholders against certain liabilities in connection with the offering of shares of our common stock offered by this prospectus, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the selling stockholders.

Our common stock and warrants are listed on Nasdaq under the symbols “CING” and “CINGW,” respectively.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2025 and 2024, and the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 and 2024 consolidated financial statements contains an explanatory paragraph that states that our losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 18, 2026. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that our losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty;

●	the Company’s current reports on Form 8-K, filed with the Commission on January 2, 2026, January 15, 2026, January 28, 2026, February 6, 2026, February 17, 2026, March 18, 2026, March 24, 2026 and April 2, 2026 (other than any portions thereof deemed furnished and not filed);

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2025; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 3, 2021, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 18, 2026.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website cingulate.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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4,208,711 Shares of Common Stock

PROSPECTUS

April 28, 2026